UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

___________________

FORM 8-K

 ___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): December 17, 2014

Turbine Truck Engines, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	333-109118	59-3691650
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1575 Aviation Center Parkway, Suite 433, Daytona Beach, Florida 32117

(Address of principal executive offices)

386-275-1515

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2014, the Company accepted the resignation of Rebecca A. McDonald as the Company’s Principal Accounting Officer. There is no known disagreement between the Company and Ms. McDonald, as defined in 17 CFR 240.3b-7, on any matter relating to the Company’s operations, policies or practices, nor has this Principal Accounting Officer been removed for cause.

On December 12, 2014, the Company entered into a Principal Accounting Officer Agreement (the “Agreement”) with Judith C. Norstrud, CPA to accept the appointment as Principal Accounting Officer for Turbine Truck Engines, Inc. Pursuant to the terms of the Agreement, Ms. Norstrud will accept this position until such time as the Board of Directors shall determine. Ms. Norstrud’s compensation and benefits will be set by the Board and are not formalized in the Agreement.

Since June 2002, Ms. Norstrud is the owner of Norco Accounting & Consulting, Inc., an accounting and consulting firm specializing in providing temporary-interim Controllers and Chief Financial Officers, controller oversight and other general financial consulting services to a variety of public, private and not for profit companies. From 2009 - 2013, Ms. Norstrud was the Chief Financial Officer of Dais Analytic Corporation. From 1999 - 2002, Ms. Norstrud worked for Pender, Newkirk & Company, CPA’s as a manager in the Assurance Services department. From 1996 - 1999, Ms. Norstrud worked at PricewaterhouseCoopers, LLP as a senior associate in business assurance. From 1992 - 1996, Ms. Norstrud worked at Fraiser & Company as a senior associate in financial statement auditing.

Item 9.01 Financial Statements and Exhibits

10.01	Principal Accounting Officer Agreement

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Turbine Truck Engines, Inc.

Dated: December 17, 2014	By:	/s/ Enzo Cirillo
Enzo Cirillo
Interim CEO